Exhibit 16.1

August 17, 2022
Securities and Exchange Commission Washington, D.C. 20549	5444 Wade Park Boulevard Suite 350 Raleigh, NC 27607 T +1 919 781 1055 F +1 919 781 9270 www.rsmus.com
Commissioners:

We have read Nicholas Financial, Inc’s statements included under Item 4.01(a) of its Form 8-K filed on August 17, 2022 and we agree with such statements concerning our firm.

/s/ RSM US LLP

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